Exhibit 10.7

WARRANT TERMINATION AGREEMENT

THIS WARRANT TERMINATION AGREEMENT (this “Agreement”) is made as of November 17, 2010, by and between LAURUS MASTER FUND, LTD. (IN LIQUIDATION), a Cayman Islands company (“Laurus”), and ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation (“Accentia”).

RECITALS

WHEREAS, on August 16, 2005, Accentia executed and issued to Laurus an Amended and Restated Common Stock Purchase Warrant (the “August 2005 Warrant”) for the purchase by Laurus, on or before August 16, 2010, of up to 1,000,000 shares of Accentia Common Stock at an exercise price of $2.67 per share;

WHEREAS, on September 29, 2006, Accentia executed and issued to Laurus a Common Stock Purchase Warrant (the “September 2006 Warrant”) for the purchase by Laurus, on or before September 16, 2011, of up to 627,240 shares of Accentia Common Stock at an exercise price of $2.75 per share (or, alternatively exercised for up to 3,600,000 shares of the common stock of Biovest International, Inc. held by Accentia at an exercise price of $1.10 per share);

WHEREAS, on October 31, 2007, Accentia executed and issued to Laurus a Common Stock Purchase Warrant (the “October 2007 Warrant” and together with the August 2005 Warrant and the September 2006 Warrant, the “Laurus Warrants”) for the purchase by Laurus, on or before October 31, 2014, of up to 4,024,398 shares of Accentia Common Stock at an exercise price of $2.67 per share;

WHEREAS, pursuant to that certain Term Loan and Security Agreement (the “Security Agreement”) dated as of November 17, 2010, by and among Accentia, the Lenders party thereto and LV Administrative Services, Inc., the parties hereto, in consideration for the acceptance by certain of the Prepetition Lenders of the allowed secured claims against Accentia as provided therein, have agreed, among other things, to the termination and cancellation of the Laurus Warrants; and

WHEREAS, pursuant to the terms and conditions of the Security Agreement, Laurus and Accentia desire to terminate and cancel the Laurus Warrants effective as of the date of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Security Agreement.

2. The parties hereto agree that the above Recitals are true and correct in all respects.

3. Laurus hereby consents to the termination and cancellation of the Laurus Warrants (and all of the rights and obligations created thereunder), and Accentia hereby cancels the Laurus Warrants, effective as of the date of this Agreement.

4. Laurus hereby acknowledges and agrees that it shall have no claims of any nature whatsoever against Accentia or Biovest International, Inc. as a result of the termination and cancellation of the Laurus Warrants.

5. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. The parties hereto agree that this Agreement is fully and adequately supported by consideration, is fair and reasonable, and that they have had the opportunity to discuss this matter with counsel of their choice. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one agreement. It is understood and agreed that if facsimile copies of this Agreement bearing facsimile signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile copies were original documents bearing original signature.

6. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED ACCORDING TO, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS PROVISIONS THEREOF. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

LAURUS MASTER FUND, LTD. (IN LIQUIDATION)

By:	/S/ Russell Smith

Name:	Russell Smith

Title: Joint Official Liquidator (with no personal liability)

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/S/ Samuel S. Duffey

Name:	Samuel S. Duffey
Title:	President